                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              SAPIENT CORPORATION
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                              SAPIENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 21, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Sapient Corporation, a Delaware corporation (the "Company"), will be held on Thursday, June 21, 2001, at 9:00 a.m., local time, at the offices of the Company, One Memorial Drive, Cambridge, Massachusetts, 02142 (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect three Class II Directors for the ensuing three years;

     2. To approve the Company's 2001 Stock Option Plan and the reservation of 12,000,000 shares of Common Stock for issuance thereunder;

     3. To approve an amendment to the Company's 1996 Employee Stock Purchase Plan increasing the number of shares of Common Stock reserved for purchase thereunder by 960,000, from 2,640,000 to 3,600,000; and

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Tuesday, April 24, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By order of the Board of Directors,

                                          /s/ Jerry A. Greenberg

                                          JERRY A. GREENBERG
                                          Co-Chairman and Co-Chief Executive
                                          Officer

May 10, 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, OR SUBMIT YOUR PROXY BY PHONE OR BY INTERNET USING THE INSTRUCTIONS INDICATED ON THE ENCLOSED PROXY.

                              SAPIENT CORPORATION
                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 21, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sapient Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, June 21, 2001, at 9:00 a.m., local time, at the offices of the Company, One Memorial Drive, Cambridge, Massachusetts, 02142, and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     At the close of business on Tuesday, April 24, 2001, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 122,834,233 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

     All of the share numbers and share prices contained in this Proxy Statement reflect two-for-one stock splits effected as a 100% stock dividend on November 5, 1999 and August 28, 2000.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2000 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT MAY 10, 2001. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY BY MAIL, TO ATTENTION: INVESTOR RELATIONS, ONE MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS 02142, OR BY E-MAIL, TO ir@sapient.com. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2000 CAN ALSO BE FOUND ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT http://www.sec.gov.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to approve the Company's proposed 2001 Stock Option Plan and the proposed amendment to the Company's 1996 Employee Stock Purchase Plan.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a plurality or a majority of the shares voting on a matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 1, 2001, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) Jerry A. Greenberg and J. Stuart Moore, the Co-Chief Executive Officers of the Company, and the four other executive officers listed in the Summary Compensation Table set forth under the caption "Compensation of Executive Officers" below (the "Named Executive Officers") and (iv) the directors and executive officers of the Company as a group. As of April 1, 2001, there were 122,614,278 shares of Common Stock outstanding.

                                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                                --------------------------------------------------------
                                                                 NUMBER OF
                                                                  OPTIONS
                                                 NUMBER OF     EXERCISABLE BY                 PERCENT OF
               BENEFICIAL OWNER                 SHARES OWNED    MAY 31, 2001      TOTAL         CLASS
               ----------------                 ------------   --------------   ----------    ----------
5% STOCKHOLDERS
Jerry A. Greenberg............................   21,156,281(2)           0      21,156,281(2)   17.25%
  Co-Chief Executive Officer
  c/o Sapient Corporation
  One Memorial Drive
  Cambridge, Massachusetts 02142
J. Stuart Moore...............................   20,394,314(3)           0      20,394,314(3)   16.63%
  Co-Chief Executive Officer
  c/o Sapient Corporation
  One Memorial Drive
  Cambridge, Massachusetts 02142
NON-EMPLOYEE DIRECTORS
R. Stephen Cheheyl............................       44,000         17,000          61,000          *
Darius W. Gaskins, Jr.........................       20,400         37,000          57,400          *
Carl S. Sloane................................       10,400         21,800          32,200          *
Jurgen Weber..................................            0              0               0          0%
OTHER NAMED EXECUTIVE OFFICERS
Bruce D. Parker...............................       10,777        119,796         130,573          *
Edward G. Goldfinger..........................          900         45,792          46,692          *
Merle Sprinzen................................          396         10,000          10,396          *
Paul DiGiammarino.............................          396        135,708         136,104          *
All executive officers and directors, as a
  group (13 persons)..........................   42,714,102      1,096,631      43,810,733      35.73%

---------------
 *  Less than 1%

(1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise noted.

(2) Includes 2,130,030 shares held by the Jerry A. Greenberg Remainder Trust-1996, 6,186,070 shares held by the Jerry A. Greenberg Eight-Year Qualified Annuity Trust-1996 and 599,727 shares held by the Jerry A. Greenberg Charitable Lead Annuity Trust-2000, of which trusts Mr. Greenberg is a co-trustee and over which shares Mr. Greenberg shares voting and/or investment control.

(3) Includes (i) 7,314,138 shares held by the J. Stuart Moore Eight-Year Qualified Annuity Trust-1996, of which Mr. Moore is the sole trustee and over which Mr. Moore has sole voting and investment control, (ii) 2,606,044 shares held by the J. Stuart Moore Remainder Trust, of which Mr. Moore is a co-trustee and over which shares Mr. Moore shares investment control, (iii) 62,706 shares held by the J. Stuart Moore Irrevocable Trust, of which Mr. Moore's wife is a co-trustee and over which shares Mr. Moore's wife shares voting and investment control and (iv) 1,074,910 shares held by the J. Stuart Moore Gift Trust of 1995, over which shares Mr. Moore does not have voting or investment control, but in which shares Mr. Moore's children have a beneficial interest. Mr. Moore disclaims beneficial ownership of the shares held by the trusts except to the extent of his proportionate pecuniary interest therein.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors, whose terms expire in 2003, three Class II directors, whose terms expire at this Meeting, and two Class III directors, whose terms expire in 2002 (in all cases, subject to the election and qualification of their successors or their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote each proxy for the election of J. Stuart Moore, Darius W. Gaskins, Jr. and Jurgen Weber as Class II directors, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Messrs. Moore, Gaskins and Weber are currently directors of the Company.

     Each Class II director will be elected to hold office until the Company's annual meeting of stockholders to be held in 2004 and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected. However, if any nominee should be unable or unwilling to stand for election, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     All of the Company's directors are listed below with their principal occupation and business experience for the past five years, the names of other publicly held companies of which they serve as a director, their age and length of service as a director of the Company.

                                                    Principal Occupation, Other Business
                                 Director           Experience During Past Five Years and
          Name             Age    Since                      Other Directorships
          ----             ---   --------           -------------------------------------
NOMINEES FOR TERMS EXPIRING IN 2004 (CLASS II DIRECTORS)
Darius W. Gaskins, Jr....  61      1995     Mr. Gaskins has been a director of the Company since
                                            September 1995. Mr. Gaskins is a founding partner of
                                            Norbridge, Inc., formerly Carlisle, Fagan, Gaskins &
                                            Wise, Inc., a management consulting firm. Since 1991,
                                            Mr. Gaskins has also been a partner of High Street
                                            Associates, Inc., which owns and manages a specialty
                                            chemical company. Mr. Gaskins is also a director of
                                            Anacomp Inc., Northwestern Steel and Wire Company and
                                            RH Donnelley Corporation.
J. Stuart Moore..........  39      1991     Mr. Moore co-founded the Company in 1991 and has
                                            served as Co-Chairman of the Board of Directors and
                                            Co-Chief Executive Officer of the Company since its
                                            inception.
Jurgen Weber.............  59      2000     Mr. Weber has been a director of the Company since
                                            October 2000. Since 1991, Mr. Weber has served as the
                                            Chairman and Chief Executive Officer of Deutsche
                                            Lufthansa AG.
DIRECTORS WHOSE TERMS EXPIRE IN 2002 (CLASS III DIRECTORS)
R. Stephen Cheheyl.......  55      1996     Mr. Cheheyl has been a director of the Company since
                                            January 1996. Since his retirement in December 1995,
                                            Mr. Cheheyl has been a private investor and
                                            independent consultant. From October 1994 until
                                            December 1995, Mr. Cheheyl served as an Executive
                                            Vice President of Bay Networks, Inc., a manufacturer
                                            of computer networking products, which was formed
                                            through the merger of Wellfleet Communications, Inc.
                                            and Synoptics Communications, Inc. Mr. Cheheyl is
                                            also a director of MCMS, Inc.

                                                    Principal Occupation, Other Business
                                 Director           Experience During Past Five Years and
          Name             Age    Since                      Other Directorships
          ----             ---   --------           -------------------------------------
Carl S. Sloane...........  64      1995     Mr. Sloane has been a director of the Company since
                                            September 1995. Mr. Sloane is the Ernest L. Arbuckle
                                            Professor of Business Administration, Emeritus, at
                                            Harvard University's Graduate School of Business
                                            Administration, where he served as a member of the
                                            faculty since 1991. Mr. Sloane is also an independent
                                            consultant and Deputy Chairman of Andell, Inc., a
                                            private investment company. Mr. Sloane is a director
                                            of Ionics, Inc., The Pittston Company and Rayonier,
                                            Inc.
DIRECTORS WHOSE TERMS EXPIRE IN 2003 (CLASS I DIRECTORS)
Jerry A. Greenberg.......  35      1991     Mr. Greenberg co-founded the Company in 1991 and has
                                            served as Co-Chairman of the Board of Directors and
                                            Co-Chief Executive Officer of the Company since its
                                            inception.
Bruce D. Parker..........  53      1995     Mr. Parker has been a director of the Company since
                                            September 1995. Mr. Parker became an Executive Vice
                                            President of the Company in December 1999. Mr. Parker
                                            served as Senior Vice President and Chief Information
                                            Officer at United Airlines, Inc. from December 1997
                                            until December 1999. From September 1994 to December
                                            1997, Mr. Parker was Senior Vice
                                            President -- Management Information Systems and Chief
                                            Information Officer at Ryder System Inc., a
                                            transportation company.

     For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met 13 times during 2000. All directors attended at least 75% of the meetings in 2000 of the Board of Directors and of the committees on which they served, except that Mr. Weber attended at least 75% of the meetings of the Board of Directors following his October 2000 appointment to the Board of Directors.

     The Company has a standing Audit Committee, which is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held five meetings during 2000. The Audit Committee is currently composed of Messrs. Cheheyl, Gaskins and Sloane, each a non-employee director.

     The Company has a standing Compensation Committee, which is responsible for reviewing the Company's overall compensation policies and approving the compensation of the Company's executive officers. The Compensation Committee held three meetings in 2000. The current members of the Compensation Committee are Messrs. Gaskins and Sloane, each a non-employee director.

DIRECTOR COMPENSATION

     Each non-employee director is paid $3,000 for attendance in person at each Board meeting and $750 for attendance in person at any committee meeting that is not held on the same day as a Board meeting. If a director participates by telephone, rather than in person, one-half of such amount is paid, in each case. In addition, each non-employee director is reimbursed for expenses incurred in connection with attending meetings. Directors receive no other cash compensation for serving as directors.

     On May 23, 2000, each of Messrs. Cheheyl, Gaskins and Sloane was granted a stock option under the Company's 1998 Stock Incentive Plan to acquire 10,000 shares of Common Stock at an exercise price of $44.4375 per share, which was the fair market value of the Common Stock on such date. These options vest in three equal annual installments starting on the first anniversary of the date of grant.

     In February 1996, the Board adopted and the stockholders approved the 1996 Director Stock Option Plan (the "Director Plan"), pursuant to which each new non-employee director subsequently elected to the Board of Directors will be granted, upon his or her initial election, an option to purchase 40,000 shares of Common Stock. All options granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant, will vest over a four-year period (provided the option holder continues to serve as a director of the Company) and will expire ten years from the date of grant (subject to earlier termination in the event the optionee ceases to serve as a director of the Company). On October 18, 2000, Mr. Weber was granted a stock option under the Director Plan to acquire 40,000 shares of Common Stock at $37.125 per share, which was the fair market value of the Common Stock on such date. No other options have been granted under the Director Plan, which provides for the issuance of a maximum of 240,000 shares.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the compensation paid in each of the last three fiscal years to the Named Executive Officers.

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        ------------
                                                      ANNUAL             NUMBER OF
                                                  COMPENSATION(1)          SHARES
                                               ---------------------     UNDERLYING      ALL OTHER
              NAME AND                          SALARY       BONUS         STOCK        COMPENSATION
         PRINCIPAL POSITION            YEAR       ($)         ($)        OPTIONS(2)        ($)(3)
         ------------------            ----    ---------    --------    ------------    ------------
Jerry A. Greenberg...................  2000      50,000           0             0           1,094
  Co-Chairman of the Board and         1999      50,000           0             0             898
  Co-Chief Executive Officer           1998      50,000      69,693             0           1,250
J. Stuart Moore......................  2000      50,000           0             0           1,094
  Co-Chairman of the Board and         1999      50,000           0             0             938
  Co-Chief Executive Officer           1998      50,000      69,693             0           1,250
Bruce D. Parker(4)...................  2000     325,000      95,833       100,296           1,016
  Executive Vice President             1999      12,500     450,000       154,000           1,250
Edward G. Goldfinger(4)..............  2000     200,000      59,821        90,292               0
  Chief Financial Officer              1999      18,205           0       110,000               0
Paul DiGiammarino(4).................  2000     175,000      39,881        63,208           1,146
  Executive Vice President             1999     175,000      58,516        90,000           1,148
                                       1998      33,333      25,000       180,000               0
Merle Sprinzen(4)....................  2000     173,672      89,631        40,000           1,086
  Chief Marketing Officer

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus for the Named Executive Officer for such year.

(2) Messrs. Greenberg and Moore do not participate in the Company's stock plans, due to the significant equity ownership that each of them holds in the Company. The Company has never granted any stock appreciation rights.

(3) Amounts shown in this column represent the Company's matching contributions under the Company's 401(k) Plan.

(4) Mr. Parker joined the Company as Executive Vice President in December 1999. Mr. Goldfinger joined the Company in November 1999 and was appointed Chief Financial Officer of the Company in January 2000. Mr. DiGiammarino joined the Company as a Senior Vice President in August 1998 and was appointed an Executive Vice President in May 2000. Ms. Sprinzen was employed by the Company as Chief Marketing Officer from February 2000 until April 2001.

     Each Named Executive Officer has executed an agreement which prohibits him or her from competing with the Company for a period of 12 months following termination of such officer's employment with the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding options granted by the Company during the fiscal year ended December 31, 2000 to the Named Executive Officers.

                                           INDIVIDUAL GRANTS
                            ------------------------------------------------
                                         PERCENT OF
                                           TOTAL                               POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF     OPTIONS                                 ASSUMED ANNUAL RATES OF
                            SECURITIES   GRANTED TO   EXERCISE                 STOCK PRICE APPRECIATION FOR
                            UNDERLYING   EMPLOYEES     OR BASE                        OPTION TERM(3)
                             OPTIONS     IN FISCAL      PRICE     EXPIRATION   -----------------------------
           NAME             GRANTED(1)      YEAR      ($/SH)(2)      DATE          5%($)          10%($)
           ----             ----------   ----------   ---------   ----------   -------------   -------------
Jerry A. Greenberg(4).....        --        --             --            --             --              --
J. Stuart Moore(4)........        --        --             --            --             --              --
Bruce D. Parker...........       296         *          35.75      02/28/10          2,924          16,865
                             100,000         *          36.50      02/23/10      1,008,427       5,817,159
Edward G. Goldfinger......       292         *          35.75      02/28/10          2,884          16,637
                              90,000         *          30.06      04/17/10        747,452       4,311,710
Paul DiGiammarino.........     3,208         *          35.75      02/28/10         31,686         182,780
                              60,000         *          47.75      01/10/10        791,546       4,566,071
Merle Sprinzen............    40,000         *          36.59      02/28/10        404,366       2,332,601

---------------
 *  Less than .01%

(1) Represents options granted pursuant to the Company's 1998 Stock Incentive Plan. All of the options vest in four equal annual installments of 25 percent, beginning on the first anniversary of the first day of the month following the date of grant, except that the options granted to Messrs. Parker, Goldfinger and DiGiammarino for 296, 292 and 3,208 shares, respectively, vest 50 percent after three months and an additional 50 percent after six months.

(2) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the ten-year term. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, the optionholder's continued employment through the option period and the date on which the options are exercised.

(4) Messrs. Greenberg and Moore do not participate in the Company's stock option plans, due to the significant equity ownership that each of them holds in the Company.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table summarizes, for each of the Named Executive Officers, the number of shares acquired on exercise of options during the fiscal year ended December 31, 2000, the aggregate dollar value realized upon such exercise and the number and value of unexercised options held by such officers on December 31, 2000.

                                                                   NUMBER OF SHARES    VALUE OF UNEXERCISED
                                                                      UNDERLYING           IN-THE-MONEY
                                                                     UNEXERCISED              OPTIONS
                                          NUMBER OF                    OPTIONS          AT FISCAL YEAR-END
                                           SHARES       VALUE     AT FISCAL YEAR-END       (EXERCISABLE/
                                         ACQUIRED ON   REALIZED     (EXERCISABLE/         UNEXERCISABLE)
                 NAME                     EXERCISE      ($)(1)      UNEXERCISABLE)            ($)(2)
                 ----                    -----------   --------   ------------------   ---------------------
Jerry A. Greenberg(3)..................        --            --         --/     --             --/     --
J. Stuart Moore(3).....................        --            --         --/     --             --/     --
Bruce D. Parker........................        --            --     57,296/261,000        506,374/ 28,125
Edward G. Goldfinger...................        --            --     27,792/172,500              0/      0
Paul DiGiammarino......................     5,000       188,484     88,208/245,000        150,536/180,144
Merle Sprinzen.........................        --            --          0/ 40,000              0/      0

---------------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Represents the difference between the last reported sale price per share ($11.9375) of the Common Stock on December 29, 2000, as reported on the Nasdaq National Market, and the exercise price.

(3) Messrs. Greenberg and Moore do not participate in the Company's stock option plans, due to the significant equity ownership that each of them holds in the Company.

CHANGE OF CONTROL ARRANGEMENTS

     In July 1998, the Company entered into an agreement with Mr. DiGiammarino in connection with his employment by the Company. The agreement provides for the acceleration of options held by Mr. DiGiammarino and certain payments to be made by the Company to Mr. DiGiammarino in the event of a change in control of the Company or termination of Mr. DiGiammarino's employment without cause. In the event of (i) a change in control of the Company that results in the termination of Mr. DiGiammarino's employment without cause within three years following the change in control or (ii) absent a change of control, the termination of Mr. DiGiammarino's employment without cause within three years from the commencement of his employment, then all outstanding stock options held by Mr. DiGiammarino will continue to vest until the second vesting date following the date of termination, in the case of a change of control, or until the first vesting date following the date of termination, in the case of termination without cause, and, in either case, the Company will pay Mr. DiGiammarino a lump sum amount equal to his then annual base salary and target bonus. If the Company terminates Mr. DiGiammarino's employment without cause three years or more from the commencement of his employment, the Company will pay Mr. DiGiammarino a lump sum amount equal to one-half of his then annual base salary.

     In November 1999, the Company entered into an agreement with Mr. Goldfinger in connection with his employment by the Company. The agreement provides for the acceleration of options held by Mr. Goldfinger and certain payments to be made by the Company to Mr. Goldfinger in the event of a change in control of the Company or termination of Mr. Goldfinger's employment without cause. In the event of (i) a change in control of the Company that results in the termination of Mr. Goldfinger's employment without cause within three years following the change in control or (ii) absent a change of control, the termination of Mr. Goldfinger's employment without cause within three years from the commencement of his employment, then all outstanding stock options held by Mr. Goldfinger will continue to vest for an additional 12 months and the Company will pay Mr. Goldfinger a lump sum amount equal to his then annual base salary. If the Company terminates Mr. Goldfinger's employment without cause three years or more from the commencement of his employment, the Company will pay Mr. Goldfinger a lump sum amount equal to one-half of his then annual base salary.

     In November 1999, the Company entered into an agreement with Mr. Parker in connection with his employment by the Company. The agreement provides for the acceleration of options held by Mr. Parker and certain payments to be made by the Company to Mr. Parker in the event of a change in control of the Company or termination of Mr. Parker's employment without cause. In the event of certain unsolicited changes in control of the Company, (i) all outstanding stock options held by Mr. Parker will vest immediately and (ii) the Company will pay Mr. Parker a lump sum amount equal to three times his then annual base salary and target bonus. In the event of certain solicited changes in control of the Company, the vesting of Mr. Parker's stock options will accelerate by 24 months. For 24 months following a solicited or unsolicited change in control of the Company, if Mr. Parker's employment is terminated without cause or if he resigns for certain stated reasons, (i) all outstanding stock options held by Mr. Parker will immediately vest and (ii) the Company will pay Mr. Parker a lump sum amount equal to two times his then annual base salary and target bonus. Absent a change of control, if the Company terminates Mr. Parker's employment without cause, then the vesting of Mr. Parker's stock options will accelerate by 24 months, and if Mr. Greenberg is then the Co-Chief Executive Officer of the Company, the Company will pay Mr. Parker a lump sum amount equal to his then annual base salary and target bonus, but if Mr. Greenberg is not then the Co-Chief Executive Officer of the Company, the Company will pay Mr. Parker a lump sum amount equal to two times his then annual base salary and target bonus. All stock options held by Mr. Parker immediately vest upon his retirement following age 60.

     In January 2000, the Company entered into an agreement with Ms. Sprinzen in connection with her employment by the Company. The agreement provides for the acceleration of options held by Ms. Sprinzen and certain payments to be made by the Company to Ms. Sprinzen in the event of a change in control of the Company or termination of Ms. Sprinzen's employment without cause. In the event of (i) a change in control of the Company that results in the termination of Ms. Sprinzen's employment without cause within three years following the change in control or (ii) absent a change of control, the termination of Ms. Sprinzen's employment without cause within five years from the commencement of her employment, then all outstanding stock options held by Ms. Sprinzen will continue to vest for an additional 12 months and the Company will pay Ms. Sprinzen a lump sum amount equal to her then annual base salary and target bonus. If the Company terminates Ms. Sprinzen's employment without cause five years or more from the commencement of her employment, the Company will pay Ms. Sprinzen a lump sum amount equal to her then annual base salary and target bonus. In connection with the cessation of Ms. Sprinzen's employment in April 2001, the Company paid Ms. Sprinzen a lump sum amount equal to her current annual base salary and target bonus, and all outstanding stock options held by Ms. Sprinzen will continue to vest until April 2002.

     In October 2000, Mr. Weber was granted an option to purchase 40,000 shares of Common Stock under the Company's 1996 Director Stock Option Plan. Under the terms of the applicable stock option agreement between the Company and Mr. Weber, the option will immediately vest in full upon a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 2, 2000, the Company invested $2.0 million in HWT, Inc. (formerly known as HealthWatch Technologies, LLC) ("HWT"). HWT was created by the Company and others in 1998 for the purpose of performing Medicaid fraud, abuse and overpayment detection and collection services to state governments. HWT was created after the Company's Board of Directors determined that it would not be in the Company's best interest to directly provide such detection and collection services. Prior to this investment in July 2000, the Company owned approximately 44% of the outstanding equity interests of HWT, and certain affiliates of the Company owned approximately 12% of the outstanding equity interests of HWT. In addition, Messrs. Greenberg and Moore had loaned HWT approximately $2.4 million. After the July 2000 investment, the Company owned approximately 56% of the outstanding equity interests of HWT, and certain affiliates of the Company owned approximately 20.7% of the outstanding equity interests of HWT. The loans outstanding to Messrs. Greenberg and Moore, together with accrued interest at an annual rate of 8%, were converted into additional equity interests of HWT at the time of the Company's July 2000 investment.

     During 2000, the Company performed services for Sperry & Hutchinson Company, Inc. ("S&H"). Mr. Moore and members of his family own approximately 26% of the outstanding capital stock of S&H. Mr. Moore has also loaned approximately $2.0 million to S&H pursuant to a secured promissory note which bears interest at 5.18% per year. Certain other affiliates of the Company own approximately 1.4% of the outstanding capital stock of S&H. The Company's services involved the formulation and development of a business and web strategy for implementing a multi-channel customer loyalty program. The Company also provided creative and technical design, implementation and integration services for a website relating to the customer loyalty program. The Company's fees for the services it performed during 2000 were approximately $7.4 million, which have been paid in full by S&H, and were based on the Company's standard rates as determined on an arm's-length basis.

     On January 31, 2000, the Company entered into a strategic relationship with a client which included, among other things, the Company becoming a preferred supplier to that client and its numerous affiliated entities. As part of the relationship, Messrs. Greenberg and Moore each issued a $10.0 million convertible note to the client. Messrs. Greenberg and Moore entered into the convertible notes after the Company's Board of Directors determined that it would not be in the Company's best interest to directly enter into such a transaction. The notes are convertible into shares of the Company's Common Stock owned by Messrs. Greenberg and Moore at a conversion rate equal to the closing price of the Company's Common Stock as of the close of business on the date the convertible notes were executed. The client's ability to convert the notes is subject to certain vesting restrictions, based on the client's payment of certain levels of consulting revenues within prescribed timeframes. The notes cannot be converted before May 15, 2002. The Company's fees for services it performed for this client during 2000 were approximately $2.1 million, which have been paid in full by the client, and were based on the Company's standard rates as determined on an arm's-length basis.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for reviewing the Company's overall compensation policies and, with the input of the Company's Co-Chief Executive Officers, setting the compensation of the Company's executive officers. The Compensation Committee is composed solely of two non-employee directors, Messrs. Gaskins and Sloane.

  Compensation Philosophies and Goals

     The Company's executive compensation program for 2000, which consisted of a combination of base salary, cash bonuses and stock options, was designed in large part to align executive incentives with the Company's strategic goals. Accordingly, a significant portion of the total cash compensation of the Company's executive officers was directly linked to the Company's and each executive's achievement of specified goals. By tying compensation to the achievement of the Company's objectives, the Company believes that a performance-oriented environment is created for its executives and other employees.

     The Company's executive compensation program for 2000 was also intended to align executive and stockholder interests by providing executives with an equity interest in the Company through the granting of stock options. However, because Messrs. Greenberg and Moore, the Company's founders, each already holds a significant equity stake in the Company, they do not participate in the Company's stock option plans. The stock option grants for the other executive officers were recommended by the Co-Chief Executive Officers to the Compensation Committee for approval. The Compensation Committee based its review of each of the recommended grants on its evaluation of the executive's responsibilities, the executive's past, present and expected future contributions to the Company, the executive's current stock and option holdings and the option grants made by other comparable companies to their executive officers.

     In addition to structuring its executive compensation program in a manner which will reward executives for the achievement of the Company's objectives, the Company also seeks to use its compensation program to attract and retain key executives.

  Compensation in Fiscal 2000

     Cash Compensation

     The overall cash compensation payable to the Company's executive officers is composed of base salary and bonus payments. The base salaries of the executive officers for 2000 were determined by the Compensation Committee. For the Company's Co-Chief Executive Officers, the Compensation Committee approved the recommendation from Messrs. Greenberg and Moore that they each receive a nominal base salary of $50,000 for 2000, based on their significant equity ownership in the Company. The Compensation Committee, therefore, determined the base salaries for the Co-Chief Executive Officers based on their significant equity ownership in the Company and their recommendation of a nominal salary, rather than on the Company's performance.

     In keeping with the Company's desire to create a performance-oriented environment through its compensation program, the bonus component is a significant percentage of the overall cash compensation payable to the Company's executive officers. The Company adopted an executive bonus plan for 2000 which covered the executive officers and other senior management of the Company. Under the bonus plan, the Co-Chief Executive Officers recommended to the Compensation Committee for approval the target amount of bonus compensation payable to each executive officer for the year. Each executive officer's actual bonus compensation was determined in two semi-annual cycles occurring in August and February, based on the achievement of specified goals in five key measurement areas: client project satisfaction, employee retention, revenue, operating margin and individual objectives. Achievement of the first four measurement areas was measured on a Company-wide basis for each executive officer. The achievement of the specified goals was measured as follows:

     - Client Project Satisfaction. Zero to 25 percent of each executive officer's bonus compensation was based on a weighted average of the Company's measurements of client satisfaction, which are collected by the Company in writing throughout the year in connection with each client project.

     - Employee Retention. Zero to 25 percent of each executive officer's bonus compensation was based on the achievement of specified organization goals relating to the retention of employees.

     - Revenue. Zero to 25 percent of each executive officer's bonus compensation was based on the achievement of specified revenue goals.

     - Individual Objectives. Zero to 25 percent of each executive officer's bonus compensation was based on the achievement of certain individual goals that were determined in advance between the Co-Chief Executive Officers and each executive officer.

     These factors were applied to determine a preliminary amount of bonus compensation for each executive officer. These preliminary amounts were then increased or decreased to reflect the level of satisfaction of certain operating margin and revenue targets that were established in advance by the Company.

     Messrs. Greenberg and Moore recommended to the Compensation Committee that a certain percentage of the full target bonus be paid to each of the executive officers, other than themselves, because the Company-wide targets were partially achieved. Messrs. Greenberg and Moore recommended that no bonus payment be paid to themselves, based on the Company's failure to obtain its full targets. In August 2000 and in February 2001, the Compensation Committee reviewed the recommendations made by Messrs. Greenberg and Moore and the Company's performance against the factors described above. Based on this review, the Compensation Committee approved the recommended bonus payments to each of the executive officers.

     Stock Options

     During 2000, the Named Executive Officers, other than Messrs. Greenberg and Moore, received options to purchase 293,796 shares of Common Stock in the aggregate at a weighted average exercise price of $36.83 per share, as indicated in the Option Grants in Last Fiscal Year table. The timing and size of option grants to the Named Executive Officers were recommended by the Co-Chief Executive Officers to the Compensation Committee for approval.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit, if certain requirements are met. The Company has structured all of its stock incentive plans to qualify income received upon the exercise of stock options granted under those plans as performance-based compensation, except for the 1996 Equity Stock Incentive Plan, under which the Company does not grant options to executive officers. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and, in the future, may decide to structure additional portions of the Company's compensation program in a manner designed to comply with the performance-based requirements of Section 162(m).

                                          Darius W. Gaskins, Jr.
                                          Carl S. Sloane

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company's Board of Directors was composed of two members during fiscal year 2000, with a third member, Carl S. Sloane, joining the Audit Committee effective February 8, 2001. The Audit Committee acts under a written charter first adopted and approved on June 14, 2000. A copy of this charter is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market, Inc.

     The Audit Committee is responsible for overseeing and monitoring the Company's internal controls and financial reporting process. The Audit Committee is also responsible for overseeing and monitoring the performance of an independent audit of the Company's financial statements by the Company's independent auditors. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting and financial personnel and/or independent auditors, the following:

     - the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

     - the Company's annual financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders, and other financial disclosure documents;

     - significant changes in the Company's accounting practices, principles, controls and methodologies;

     - significant developments and changes in accounting rules applicable to the Company; and

     - the adequacy of the Company's internal controls and accounting and financial personnel.

     The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000, and discussed these financial statements with the Company's financial management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) ("SAS 61") with PricewaterhouseCoopers LLP ("PWC"), the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things: methods to account for significant unusual transactions; the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and disagreements with management over the application of accounting principles.

     In connection with the fiscal year 2000 audit, PWC also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) ("ISB 1"). ISB 1 requires auditors annually to disclose in writing all relationships that, in the auditors' professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence with the Audit Committee. The Audit Committee discussed the ISB 1 letter with PWC, and affirmed the independence of the auditors in light of the disclosures contained in the letter. The Audit Committee also discussed all other non-auditing services provided by PWC to the Company, and the impact of these services on PWC's independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     By the Audit Committee of the Board of Directors of Sapient Corporation.

                                          R. Stephen Cheheyl
                                          Darius W. Gaskins, Jr.
                                          Carl S. Sloane

SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP ("PWC") as independent auditors of the Company for the current fiscal year. A representative of PWC is expected to be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

     On July 21, 1999, the Company dismissed KPMG LLP as its independent certified public accountant. The reports of KPMG LLP on the Company's financial statements for the fiscal years ended December 31, 1998 and 1997 did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal years ended December 31, 1998 and 1997 and subsequent interim periods, the Company had no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to such disagreement in its reports. The Audit Committee of the Company's Board of Directors recommended the change of accountants, and that action was approved by the Company's Board of Directors. The Company solicited proposals from various accounting firms and, following its review of such proposals, engaged PWC to act as the Company's independent auditors effective July 22, 1999. During the Company's fiscal years ended December 31, 1998 and 1997, the Company did not consult PWC regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or reportable event.

STATEMENT OF FEES PAID TO INDEPENDENT AUDITORS

  Audit Fees

     PWC billed the Company an aggregate of $239,850 in fees for professional services rendered in connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during such fiscal year.

  Financial Information Systems Design and Implementation Fees

     PWC did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000, in connection with financial information systems design or implementation, the operation of the Company's information systems or the management of its computer networks.

  All Other Fees

     PWC billed the Company an aggregate of $759,014 in fees for other services rendered to the Company and its affiliates in connection with mergers and acquisitions advisory services, tax planning, compensation-related advice and other matters for the fiscal year ended December 31, 2000.

                         COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from April 3, 1996 (the date the Common Stock was registered under the Securities Exchange Act of 1934, as amended) through December 31, 2000, with the cumulative total return on (i) the Nasdaq Composite Index and (ii) the Goldman Sachs Technology Index -- Computer Services Index. The comparison assumes the investment of $100 on April 3, 1996, in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

                   [COMPARATIVE STOCK PERFORMANCE LINE GRAPH]

-------------------------------------------------------------------------------------
                       4/3/96    12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
-------------------------------------------------------------------------------------
Sapient
  Corporation.......   $  100    $ 131.6    $ 191.4    $ 350.0    $1761.7    $ 298.44
Nasdaq Composite
  Index.............      100      115.7      140.4      196.1      363.9      220.94
GSTI Computer
  Services Index....      100      102.4      117.2      146.1      183.2      164.38


              PROPOSAL 2 -- APPROVAL OF THE 2001 STOCK OPTION PLAN

     Like many other companies in the business and technology consulting industry, the Company has long utilized employee stock options as an important means of attracting, retaining and motivating talented employees. The Board of Directors believes that the continued growth and success of the Company depends, in large part, on its ability to continue to attract, retain and motivate such employees. Accordingly, on March 14, 2001, the Board of Directors adopted, subject to stockholder approval, the 2001 Stock Option Plan (the "2001 Option Plan") and reserved 12,000,000 shares of Common Stock for issuance under the plan.

     The Company has always believed that stock options should be granted to all of its employees to help ensure that everyone in the Company is committed to the Company's long-term success. Consistent with this belief, during 2000, the Company granted stock options to approximately 3,400 employees. Only approximately 4.5% of the options granted during 2000 were granted to executive officers or directors.

     The Company also believes that stock options should have a long-term focus to more closely align the interests of its employees with the interests of its stockholders. Therefore, the vesting of employee stock options has historically been allocated over a four-year period beginning on the first anniversary of the first day of the month following the date of grant. The Company intends to continue this general practice under the 2001 Option Plan.

     On April 1, 2001, the Company had outstanding options exercisable for approximately 27 million shares of Common Stock, at a weighted average exercise price of $21.90, and had approximately 6 million shares of Common Stock available for future grants under its existing stock plans, each of which was adopted with stockholder approval. Approximately 80% of the options outstanding on April 1, 2001 contained exercise prices that were higher than the fair market value of the Company's Common Stock on April 1, 2001. In addition, as of April 1, 2001, the Company has 720,000 shares of Common Stock available for future purchase under its 1996 Employee Stock Purchase Plan, which is described in Proposal 3.

     The Company granted stock options during 2000 which equaled approximately 8.6% of the total shares of Common Stock of the Company outstanding on December 31, 2000. The Company believes that this percentage is competitive with the grant practices of other companies in similar industries or stages of growth as the Company, and is significantly less than the percentage granted by some of the Company's competitors. The Company believes that the 12,000,000 shares being requested for stockholder approval at the Annual Meeting pursuant to the 2001 Option Plan, together with shares available under the Company's existing stock plans, should provide sufficient shares for option grants for approximately the next two or three years.

     THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE 2001 OPTION PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2001 OPTION PLAN AND THE RESERVATION OF 12,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

     If the Company's stockholders do not approve the adoption of the 2001 Option Plan, the 2001 Option Plan will not go into effect, and the Company will not grant any options under the 2001 Option Plan. In such event, the Board of Directors will consider whether to adopt alternative equity arrangements based on its assessment of the needs of the Company.

     On April 20, 2001, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $12.77.

SUMMARY OF THE 2001 OPTION PLAN

     The following is a brief summary of the 2001 Option Plan, a copy of which is attached as Appendix B to this Proxy Statement.

     Terms of Options. The 2001 Option Plan provides for the grant of incentive stock options, which are intended to qualify under Section 422 of the Code, and nonstatutory stock options.

     Options must be granted at an exercise price equal to or greater than 100% of the fair market value of the Common Stock on the date of grant and must be for a term not to exceed 10 years.

     The 2001 Option Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note or by any other lawful means.

     Eligibility to Receive Options. Employees, officers, directors, consultants and advisers of the Company and its subsidiaries are eligible to be granted options under the 2001 Option Plan. Under current law, incentive stock options may only be granted to employees. The maximum number of shares with respect to which options may be granted to any participant under the 2001 Option Plan may not exceed 500,000 shares per calendar year.

     Plan Benefits. As of March 15, 2001, approximately 2,600 persons were eligible to receive options under the 2001 Option Plan, including the Company's nine executive officers and four non-employee directors. Due to their significant ownership of the Company's Common Stock, Messrs. Greenberg and Moore, the Company's co-founders and Co-Chief Executive Officers, have never been granted options by the Company and are not expected to be granted any options under the 2001 Option Plan. The granting of options under the 2001 Option Plan is subject to the discretion of the Board of Directors, and the Company cannot now determine the number or type of options to be granted in the future to any particular person or group.

     Administration. The 2001 Option Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2001 Option Plan and to interpret the provisions of the 2001 Option Plan. The Board of Directors may delegate authority under the 2001 Option Plan to one or more committees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2001 Option Plan, including the granting of options to executive officers, and has authorized a special committee of the Board, consisting of a designated director or directors, to grant options, subject to limitations set by the Compensation Committee, to employees who are not executive officers.

     Subject to any applicable limitations contained in the 2001 Option Plan, the Board of Directors, the Compensation Committee or any other committee of the Board to whom the Board delegates authority, as the case may be, selects the recipients of options and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable,
(ii) the exercise price of options (which must be at least 100% of fair market value) and (iii) the duration of options (which may not exceed ten years).

     The Board of Directors is required to make appropriate adjustments in connection with the 2001 Option Plan and any outstanding options to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2001 Option Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of a Reorganization Event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the Reorganization Event or provide for a cash-out of the value of any outstanding options.

     The 2001 Option Plan limits the Company's ability to reprice options granted under the 2001 Option Plan, whether by means of a decrease in the exercise price of an outstanding option granted under the plan or by means of the surrender of an outstanding option granted under the plan as consideration for the grant of a new security with a lower exercise price, where such surrender and subsequent grant would be subject to variable accounting treatment under Financial Accounting Standards Board Interpretation No. (FIN) 44. This provision of the 2001 Option Plan may only be amended with the approval of the Company's stockholders.

     If any option expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such option will again be available for grant under the 2001 Option Plan.

     Effective Date; Amendment or Termination. The 2001 Option Plan will not become effective unless it is approved by the Company's stockholders at the Meeting. No options may be granted under the 2001 Option Plan after March 14, 2011, but options previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2001 Option Plan, except that no option designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such option) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 2001 Option Plan and with respect to the sale of Common Stock acquired under the 2001 Option Plan. This summary is based on the federal tax laws in effect on the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock when it is sold. If the participant sells ISO Stock after having owned it for more than two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for more than two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Tax Consequences to the Company. The grant of an option under the 2001 Option Plan will generally have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2001 Option Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2001 Option Plan, including as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company may have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 2001 Option Plan who are employees or otherwise subject to withholding in connection with the exercise of a nonstatutory stock option.

                 PROPOSAL 3 -- APPROVAL OF AN AMENDMENT TO THE
                       1996 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors believes that the interests of its employees should be closely aligned with the interests of its stockholders through ownership of the Company's Common Stock. The Board of Directors also believes that the continued growth and profitability of the Company depends, in large part, on the ability of the Company to maintain a competitive position in attracting and retaining key personnel. Accordingly, in 1996, the Company adopted the 1996 Employee Stock Purchase Plan (the "Purchase Plan"), which permits eligible employees to purchase shares of the Company's Common Stock at a 15% discount. Due to the subsequent growth in the number of the Company's employees and the recent decline in the Company's stock price, the Company will most likely not have sufficient shares remaining for issuance under the Purchase Plan to match the amounts that its employees are contributing to purchase shares of Common Stock. The Company believes that the insufficient number of shares remaining for issuance under the Purchase Plan could significantly limit its ability to maintain its competitive position in attracting and retaining key personnel.

     As of April 1, 2001, 720,000 shares remained available for issuance under the Purchase Plan in three semi-annual offerings beginning on January 1, 2001; July 1, 2001; and January 1, 2002. 480,000 of these remaining shares have been allocated to the semi-annual offering which began on January 1, 2001, leaving only 120,000 shares available for each of the last two semi-annual offerings. On March 14, 2001, the Board of Directors adopted, subject to stockholder approval, an amendment to the Purchase Plan increasing the total number of shares of Common Stock available for purchase under the Purchase Plan by 960,000, from 2,640,000 to 3,600,000, with the entire increase in shares being allocated to the last two semi-annual offerings under the Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN AND THE RESERVATION OF AN ADDITIONAL 960,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

SUMMARY OF THE PURCHASE PLAN

     The following is a brief summary of the material terms of the Purchase Plan. This summary is qualified in its entirety by reference to the Purchase Plan, a copy of which may be obtained from the Secretary of the Company.

     General. The Purchase Plan provides eligible employees with the opportunity to purchase shares of the Company's Common Stock at a 15% discount.

     Eligibility. Each employee of the Company and its eligible subsidiaries, including any officer or director who is also an employee, is eligible to participate in the Purchase Plan, provided he or she (i) is employed by the Company or any eligible subsidiary on the applicable offering commencement date and on the offering termination date, (ii) is customarily employed by the Company or any eligible subsidiary for 20 or more hours per week and for more than five months in a calendar year and (iii) has been employed by the Company or any eligible subsidiary for at least one day prior to enrolling in the Purchase Plan. However, an employee who would immediately after the grant of shares under the Purchase Plan own five percent or more of the total combined voting power or value of the capital stock of the Company or its affiliates is not eligible to participate in the Purchase Plan. As of January 1, 2001, approximately 3,300 employees were eligible to participate in the Purchase Plan. The number of shares purchased under the Purchase Plan in any offering will vary based on the number of participating employees and their level of contribution, and the Company cannot now determine the number of shares that may be purchased in the future by any particular person or group.

     Offerings. The Purchase Plan is implemented through a series of offerings, each of which is six months in length. Twelve offerings are authorized under the Purchase Plan, nine of which have been completed. Participants in an offering purchase shares with funds set aside through payroll withholding. An employee may elect to have a percentage from 1% to up to 10% withheld from his or her pay for purposes of purchasing shares under the Purchase Plan, subject to certain limitations imposed by the Code and by the Purchase Plan on the maximum number of shares that may be purchased. Participants may not increase the size of their withholding election during an offering. They may elect to decrease the size of their withholding election on one occasion during an offering or to terminate their participation in the offering.

     Purchase Price. The price at which shares may be purchased during each offering is 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on either (i) the date that the offering commences or
(ii) the date that the offering concludes, whichever is lower.

     Number of Shares; Adjustments. Currently, an aggregate of 2,640,000 shares of Common Stock may be issued pursuant to the Purchase Plan, of which 1,920,000 have already been issued. 480,000 of the remaining 720,000 shares of Common Stock have been allocated to the semi-annual offering which began on January 1, 2001, leaving 120,000 shares for each of the last two semi-annual offerings. If the proposed amendment is approved at the Meeting, the maximum number of shares issuable under the Purchase Plan will increase by 960,000, to 3,600,000 shares. The additional 960,000 shares will be allocated equally between the eleventh and twelfth offerings under the Purchase Plan. The Purchase Plan contains provisions relating to adjustments to be made under the Purchase Plan in the event of stock splits and other similar events and certain mergers, acquisitions and other extraordinary corporate transactions involving the Company. The maximum number of shares which may be purchased by any person is also subject to certain limitations imposed by the Code and by the Purchase Plan.

     Administration. The Purchase Plan is administered by the Board of Directors of the Company, which has the authority to make rules and regulations for such administration. Pursuant to the terms of the Purchase Plan, the Board of Directors may delegate authority under the Purchase Plan to a committee of the Board.

     Amendment or Termination. The Board of Directors may at any time terminate or amend the Purchase Plan, provided that no amendment may be made without prior approval of the stockholders of the Company if such approval is required by
Section 423 of the Code, and in no event may any amendment be made which would cause the Purchase Plan to fail to comply with Section 423 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan. This summary is based on the federal tax laws in effect on the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

     Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock at the end of an offering. However, if a participant sells Common Stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Commencement Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of (i) fifteen percent of the fair market value of the Common Stock on the Commencement Date and (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

     If the participant sells the Common Stock within one year after acquiring it or within two years after the Commencement Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

     Tax Consequences to the Company. The offering of Common Stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on a review of reports submitted, and representations made, to the Company, the Company believes that during 2000 its executive officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements, other than a stock option granted to Mr. Parker in December 1999, which was reported on a Form 5 for the calendar year 2000.

                                 OTHER MATTERS

     The Board of Directors knows of no business which will be presented for consideration at the Meeting, other than those items described above. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company reserves the right to retain outside agencies for the purpose of soliciting proxies. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse them for their out-of-pocket expenses in connection with this distribution.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy card for the Company's 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") must be submitted to the Secretary of the Company at its offices, One Memorial Drive, Cambridge, Massachusetts 02142, no later than January 2, 2002.

     Under the Company's by-laws, if a stockholder of the Company wishes to present a proposal before the 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2002 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2002 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          /s/ Jerry A. Greenberg

                                          Jerry A. Greenberg
                                          Co-Chairman and Co-Chief Executive
                                          Officer

May 10, 2001

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY, EVEN IF THEY HAVE PREVIOUSLY SUBMITTED THEIR PROXIES.

                                                                      APPENDIX A

                                    CHARTER

                                AUDIT COMMITTEE

                              SAPIENT CORPORATION

PURPOSE

     The mission of the Audit Committee is to assist the Board of Directors in ensuring that management is maintaining internal controls adequate to provide reasonable assurance that assets are safeguarded, transactions are properly executed and recorded and generally accepted accounting principles are consistently applied, and in ensuring compliance with corporate policies for conducting business, including ethical business standards.

MEMBERSHIP

     The Committee shall consist of at least two (three by June 2001) members of the Board of Directors, independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the member's exercise of independent judgment.

     Each member of the Audit Committee must be able to read and understand fundamental financial statements. At least one member of the Audit Committee must have past employment experience in finance or accounting or other comparable background which results in the member having financial sophistication (such as being or having been a chief executive or chief financial officer or other senior officer with financial oversight responsibilities). The Board shall appoint the chairperson and members.

RESPONSIBILITIES

     The Committee shall:

     (1) Perform such functions, exercise such powers and consult with such persons as may be required to fulfill the responsibilities of the Committee, or additional responsibilities which may be delegated to it from time to time by the Board.

     (2) Select and engage, on behalf of the Corporation, independent public accountants to audit the books of account and other records of the Corporation.

     (3) Confer with such accountants and review and approve the fees and scope of the audit of the books of account and other records of the Corporation, the independence of the external auditors and any significant non-auditing services performed by the external auditing firm.

     (4) Review the annual financial statements and other sections of the Annual Report to Stockholders and determine whether they are complete and consistent with information known to Committee members.

     (5) Review quarterly financial information and obtain explanations from management and the external auditors on whether generally accepted accounting principles have been consistently applied, and whether there are any significant variations from expected or prior period results, and any significant or unusual events or transactions.

     (6) Transmit to the Board after the close of each fiscal year financial statements certified by such independent accountants.

     (7) Confer with the officers of the Corporation to the extent necessary in its review of the internal controls and accounting practices, and, as appropriate, report to the Board concerning the business of the Committee. Such review may include:

        (a) Changes in accounting standards that may significantly affect financial reporting practices.

        (b) Significant accounting accruals, reserves, estimates made by management and provisions for contingent liabilities.

        (c) Management's handling of proposed audit adjustments identified by the external auditors.

        (d) Compliance with investor covenants.

        (e) Judgments about the quality, in addition to the acceptability, of the Corporation's accounting principles and underlying estimates.

        (f) Effectiveness of the system of internal controls, including the security of tangible and intangible corporate assets, the security of computer systems and facilities and related contingency plans and the tone set by the Corporation's management communicating the importance of internal controls.

        (g) Management's implementation of internal control recommendations made by external auditors.

        (h) Significant instances of employee defalcation and violations of ethical business standards and other corporate policies and procedures.

        (i) Reports from the General Counsel with respect to compliance with government laws and regulations, including those of the Securities and Exchange Commission, significant litigation, and possible impact on financial results.

     (8) Establish rules and procedures necessary for the Committee to fulfill its responsibilities and conduct its business.

     (9) Other Committee activities will include:

        (a) The Committee may, at its discretion, request management, the external auditors, the internal auditors or other persons with specific competence, including outside counsel, to undertake special projects or investigations which the Committee deems necessary to fulfill its responsibilities.

        (b) The Committee periodically will review a summary report of the expense accounts and perquisites for all corporate officers.

        (c) The Committee periodically will review the status of the Corporation's position relative to tax audits, significant issues disputed by tax authorities and the status of tax reserves.

        (d) The Committee periodically will review a summary of transactions between the Company and related parties or affiliates of the officers of the Corporation.

        (e) The Committee will regularly update the Board of Directors regarding Committee activities and will make appropriate recommendations.

REPORTS

     Beginning with the year ending December 31, 2001, the Committee will include its report in the Corporation's annual proxy statement, followed by the names of all Committee members, stating whether the Committee:

     (1) Reviewed and discussed the audited financial statements with management.

     (2) Discussed with the external auditors the matters required by Statement on Auditing Standards (SAS) 61.

     (3) Received the written disclosures and letter from the external auditors required by Independence Standards Board Standard No. 1, and discussed with the external auditors their independence.

     (4) Based upon the above, recommended to the full Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     The Committee will annually provide written confirmation to the National Association of Securities Dealers regarding Audit Committee member qualifications, related determinations of the Board of Directors, and the review and re-evaluation of the Audit Committee Charter.

MEETINGS

     The Audit Committee will meet periodically (customarily, four times annually) with representatives of management and the external auditors, as necessary. At regularly scheduled meetings, and at other times when they believe it necessary, the external auditors, internal auditors, and senior financial management will meet with the Committee privately and confidentially to notify or advise it concerning any circumstances which they believe require special attention of the Committee.

                                                                      APPENDIX B

                              SAPIENT CORPORATION

                             2001 STOCK OPTION PLAN

1.  PURPOSE

     The purpose of this 2001 Stock Option Plan (the "Plan") of Sapient Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make, or are expected to make, important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and, thereby, better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future parent or subsidiary corporations of Sapient Corporation as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.  ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisers are eligible to be granted options (each, an "Option") to purchase shares of the common stock, $0.01 par value per share, of the Company (the "Common Stock") under the Plan. Each person who has been granted an Option under the Plan shall be deemed a "Participant".

3.  ADMINISTRATION AND DELEGATION

     (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect, and the Board shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination made in good faith relating to or under the Plan.

     (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board, to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.  STOCK AVAILABLE FOR OPTIONS

     (a) Number of Shares. Subject to adjustment under Section 6, Options may be granted under the Plan for up to 12,000,000 shares of Common Stock. If any Option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Option being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the

Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 6, the maximum number of shares of Common Stock with respect to which Options may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.  STOCK OPTIONS

     (a) General. The Board may grant Options and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option (subject to Section 5(c) below) and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to, and shall be construed consistently with, the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is determined not to be an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as hereinafter defined) of the Common Stock at the time the Option is granted.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of ten (10) years.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (i)  in cash or by check, payable to the order of the Company;

          (ii) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (iii) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (A) such method of payment is then permitted under applicable law and (B) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

          (iv)  to the extent permitted by the Board, in its sole discretion, by
     (A) delivery of a promissory note of the Participant to the Company on terms and conditions determined by the Board, or (B) payment of such other lawful consideration as the Board may determine; or

          (v)  by any combination of the above permitted forms of payment.

6.  ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), and (iii) the number and class of securities and exercise price per share subject to each outstanding Option shall be appropriately adjusted by the Company (or substituted Options may be granted, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If both this Section 6(a) and Section 6(c) apply to any event, Section 6(c) shall govern.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least ten (10) business days prior to the effective date of such liquidation or dissolution and (ii) terminate, effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

     (c)  Reorganization Events.

          (i) Definition. A "Reorganization Event" shall mean: (A) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (B) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

          (ii) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

     Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may, instead, provide that all outstanding Options (other than Options granted pursuant to a supplement to this Plan which specifically excludes this provision) shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

7.  GENERAL PROVISIONS

     (a) Transferability of Options. Except as the Board may otherwise determine or provide in an Option, Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Option shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Option may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Option may be made alone or in addition or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly. The Board may at any time provide that any Option shall become immediately exercisable in full or in part.

     (d) Termination of Status. The Board shall determine the effect on an Option of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or designated beneficiary may exercise rights under the Option.

     (e)  Limitations on Option Repricings.  Except for adjustments pursuant to
Section 6, the exercise price for any outstanding Option granted under the Plan may not be decreased after the date of grant, nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new security with a lower exercise price, if such surrender and subsequent grant would be subject to variable accounting treatment under Financial Accounting Standards Board Interpretation No. (FIN) 44.

     (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Options to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Option, when the Common Stock is registered under the Securities Exchange Act of 1934, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

8.  MISCELLANEOUS

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Option, no Participant or designated beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Company's stockholders. No Options shall be granted under the Plan after March 14, 2011, the tenth anniversary of the date on which the Plan was adopted by the Board, but Options previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, to the extent required by
Section 162(m) of the Code, no Option granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)), and further provided that the provisions of
Section 7(e) (relating to Option repricing) cannot be amended unless the amendment is approved by the Company's stockholders.

     (e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board's discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction. The Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

     (f) Governing Law. The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                       ANNUAL MEETING OF STOCKHOLDERS OF

                              SAPIENT CORPORATION

                                 JUNE 21, 2001

                           -------------------------
                           PROXY VOTING INSTRUCTIONS
                           -------------------------


TO VOTE BY MAIL

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET

PLEASE ACCESS THE WEB PAGE AT "www.voteproxy.com" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

                                                  ------------------
YOUR CONTROL NUMBER IS          ------------ >
                                                  ------------------



                Please Detach and Mail in the Envelope Provided

------------------------------------------------------------------------------------------------------------------------------------
A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

                    FOR       WITHHELD                                                                           FOR AGAINST ABSTAIN
1. To elect three                            NOMINEES:                     2. To approve the Company's 2001
   Class II         [  ]        [  ]           J. Stuart Moore                Stock Option Plan and reservation  [ ]   [ ]     [ ]
   Directors for                               Darius W. Gaskins, Jr.         of 12,000,000 shares of Common
   the ensuing                                 Jurgen Weber                   Stock for issuance thereunder.
   three years.
                                                                           3. To approve an amendment to the
                                                                              Company's 1996 Employee Stock      [ ]   [ ]     [ ]
[  ]  For all nominees except as noted below                                  Purchase Plan increasing the number
                                                                              of shares of Common Stock reserved
---------------------------------------------                                 for purchase thereunder from
                                                                              2,640,000 to 3,600,000.


                                                                           In their discretion, the Proxies are authorized to vote
                                                                           upon such other business as may properly come before the
                                                                           Meeting or any adjournment thereof.


                                                                             MARK BOX AT RIGHT IF COMMENTS OR ADDRESS CHANGE
                                                                             HAVE BEEN NOTED ON THE REVERSE SIDE OF THIS CARD.  [ ]





Signature: ________________________________ Date: ____________________ Signature: ____________________________ Date: ______________

NOTE: Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign.
      When signing as an executor, administrator, trustee, guardian, or attorney, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

------------------------------------------------------------------------------------------------------------------------------------

PROXY

                              SAPIENT CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 21, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Those signing on the reverse side, revoking all prior proxies, hereby appoint(s) Jerry A. Greenberg, J. Stuart Moore and Edward G. Goldfinger, and each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of Sapient Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 21, 2001, at 9:00 a.m., Boston time, at the offices of the Company, One Memorial Drive, Cambridge, Massachusetts and at any adjournment thereof.

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                 IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.


HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?

__________________________________            __________________________________

__________________________________            __________________________________

__________________________________            __________________________________

                                                                _____________

                                                                 SEE REVERSE
                                                                     SIDE
                                                                _____________


                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                              SAPIENT CORPORATION

                                 JUNE 21, 2001



                Please Detach and Mail in the Envelope Provided


------------------------------------------------------------------------------------------------------------------------------------
A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

                    FOR       WITHHELD                                                                           FOR AGAINST ABSTAIN
1. To elect three                            NOMINEES:                     2. To approve the Company's 2001
   Class II         [  ]        [  ]           J. Stuart Moore                Stock Option Plan and reservation  [ ]   [ ]     [ ]
   Directors for                               Darius W. Gaskins, Jr.         of 12,000,000 shares of Common
   the ensuing                                 Jurgen Weber                   Stock for issuance thereunder.
   three years.
                                                                           3. To approve an amendment to the
                                                                              Company's 1996 Employee Stock      [ ]   [ ]     [ ]
[  ]  For all nominees except as noted below                                  Purchase Plan increasing the number
                                                                              of shares of Common Stock reserved
---------------------------------------------                                 for purchase thereunder from
                                                                              2,640,000 to 3,600,000.


                                                                           In their discretion, the Proxies are authorized to vote
                                                                           upon such other business as may properly come before the
                                                                           Meeting or any adjournment thereof.


                                                                             MARK BOX AT RIGHT IF COMMENTS OR ADDRESS CHANGE
                                                                             HAVE BEEN NOTED ON THE REVERSE SIDE OF THIS CARD.  [ ]





Signature: ________________________________ Date: ____________________ Signature: ____________________________ Date: ______________

NOTE: Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign.
      When signing as an executor, administrator, trustee, guardian, or attorney, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

------------------------------------------------------------------------------------------------------------------------------------